Exhibit 4.4

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

by and among

Boise Cascade Company,

BC Chile Investment Corporation,

Boise Cascade Building Materials Distribution, L.L.C.,

Boise Cascade Wood Products, L.L.C.,

Boise Cascade Wood Products Holdings Corp., and

Stack Rock Capital, L.L.C.

and

Wells Fargo Securities, LLC

Merrill Lynch, Pierce, Fenner & Smith Incorporated,

J.P. Morgan Securities LLC, and

U.S. Bancorp Investments, Inc.

Dated as of August 15, 2013

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of August 15, 2013, by and among Boise Cascade Company, a Delaware corporation (together with its successors and assigns under the Indenture, the “Company”), BC Chile Investment Corporation, a Delaware corporation, Boise Cascade Building Materials Distribution, L.L.C., a Delaware limited liability company, Boise Cascade Wood Products, L.L.C., a Delaware limited liability company, Boise Cascade Wood Products Holdings Corp., a Delaware corporation, and Stack Rock Capital, L.L.C., a Delaware limited liability company (collectively, the “Guarantors”), and Wells Fargo Securities, LLC (the “Representative”), Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and U.S. Bancorp Investments, Inc. (collectively with the Representative, the “Initial Purchasers”), each of whom has agreed, severally and not jointly, to purchase the Company’s 6 3/8% Senior Notes due 2020 (the “Initial Notes”) fully and unconditionally guaranteed by the Guarantors (the “Guarantees”) pursuant to the Purchase Agreement (as defined below).  The Initial Notes and the Guarantees are herein collectively referred to as the “Initial Securities.”

This Agreement is made pursuant to the Purchase Agreement, dated August 12, 2013 (the “Purchase Agreement”), among the Company, the Guarantors and the Representative, for itself and on behalf of the Initial Purchasers, (i) for the benefit of the Initial Purchasers and (ii) for the benefit of the holders from time to time of the Initial Securities, including the Initial Purchasers.  In order to induce the Initial Purchasers to purchase the Initial Securities, the Company has agreed to provide the registration rights set forth in this Agreement.  The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 5(f) of the Purchase Agreement.

The parties hereby agree as follows:

SECTION 1.                                      Definitions.  As used in this Agreement, the following capitalized terms shall have the following meanings:

Additional Interest: As defined in Section 5(a) hereof.

Broker-Dealer:  Any broker or dealer registered under the Exchange Act which makes a market in the Securities and exchanges Transfer Restricted Securities in the Exchange Offer for Exchange Securities.

Business Day:  Any day other than a Saturday, Sunday or U.S. federal holiday or a day on which banking institutions or trust companies located in New York, New York are authorized or obligated to be closed.

Closing Date:  The date of this Agreement.

Commission:  The Securities and Exchange Commission.

Consummate:  A registered Exchange Offer shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the Exchange Securities to be issued in the Exchange Offer, (ii) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Company and the Guarantors to the Registrar under the Indenture of Exchange Securities in the same aggregate principal amount as the aggregate principal amount of Transfer Restricted Securities that were validly tendered and not withdrawn by Holders thereof pursuant to the Exchange Offer prior to the expiration thereof.

Exchange Act:  The Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

Exchange Offer:  The registration by the Company and the Guarantors under the Securities Act of the Exchange Securities pursuant to a Registration Statement pursuant to which the Company and the Guarantors offer the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for Exchange Securities in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

Exchange Offer Registration Statement:  The Registration Statement relating to the Exchange Offer, including the related Prospectus.

Exchange Period: As defined in Section 3(b) hereof.

Exchange Securities:  The 6 3/8% Senior Notes due 2020, of the same series under the Indenture as the Initial Notes and the Guarantees attached thereto and the Existing Notes, to be issued to Holders in exchange for Transfer Restricted Securities pursuant to this Agreement.

Existing Notes: The Company’s 6 3/8% Senior Notes due 2020 and the related guarantees issued on October 22, 2012 under the Indenture and transferred thereafter to a global note that bears an unregistered CUSIP in accordance with the procedures of The Depository Trust Company.

FINRA:  The Financial Industry Regulatory Authority.

Holders:  As defined in Section 2(b) hereof.

Indemnified Holder:  As defined in Section 8(a) hereof.

Indenture:  The Indenture, dated as of October 22, 2012, by and among the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”), pursuant to which the Securities are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

Initial Notes:  As defined in the preamble hereto.

Initial Placement:  The issuance and sale by the Company and the Guarantors of the Initial Securities to the Initial Purchasers pursuant to the Purchase Agreement.

Initial Purchasers:  As defined in the preamble hereto.

Initial Securities:  As defined in the preamble hereto.

Interest Payment Date:  As defined in the Indenture and the Initial Notes.

Person:  An individual, partnership, corporation, limited liability company, trust or unincorporated organization or other legal entity, or a government or agency or political subdivision thereof.

Prospectus:  The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such prospectus.

Registration Default:  As defined in Section 5(a) hereof.

Registration Statement:  Any registration statement of the Company and the Guarantors relating to (a) an offering of Exchange Securities pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

Securities Act:  The Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

Shelf Filing Deadline:  As defined in Section 4(a) hereof.

Shelf Registration Statement:  As defined in Section 4(a) hereof.

Suspension Period: As defined in the penultimate paragraph of Section 6 hereof.

Transfer Restricted Securities:  Each Initial Security, until the earliest to occur of (a) the date on which such Initial Security is exchanged in the Exchange Offer for an Exchange Security entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act, (b) the date on which such Initial Security has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement and (c) the date on which such Initial Security is distributed to the public by a Broker-Dealer pursuant to the “Plan of Distribution” contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein).

Trust Indenture Act:  The Trust Indenture Act of 1939, as amended, including the rules and regulations promulgated thereunder.

Underwritten Registration or Underwritten Offering:  A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

SECTION 2.                                      Securities Subject to this Agreement.

(a)                                 Transfer Restricted Securities.  The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

(b)                                 Holders of Transfer Restricted Securities.  A Person is deemed to be a holder of Transfer Restricted Securities (each, a “Holder”) whenever such Person owns Transfer Restricted Securities.

SECTION 3.                                      Registered Exchange Offer.

(a)                                 The Company and the Guarantors shall, for the benefit of the Holders, at the Company’s and the Guarantors’ cost, use their commercially reasonable efforts to (A) prepare and file with the Commission an Exchange Offer Registration Statement on an appropriate form under the Securities Act with respect to a proposed Exchange Offer and the issuance and delivery to the Holders, in exchange for the Transfer Restricted Securities, of a like principal amount of Exchange Securities and cause such Exchange Offer Registration Statement to comply as to form in all material respects with the requirements of the applicable form, (B) to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act, (C) keep the Exchange Offer Registration Statement effective until the closing of the Exchange Offer and (D) cause the Exchange Offer to be consummated not later than December 31, 2013. The Exchange Securities will be issued under the Indenture. Upon the effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantors shall promptly commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder eligible and electing to exchange Transfer Restricted Securities for Exchange Securities (assuming that such Holder (i) is not an affiliate of the Company within the meaning of Rule 405 under the Securities Act, (ii) is not a Broker-Dealer tendering Transfer Restricted Securities acquired directly from the Company for its own account, (iii) will acquire the Exchange Securities in the ordinary course of such Holder’s business and (iv) has no arrangements or understandings with any Person to participate in the distribution (within the meaning of Rule 405 under the Securities Act) in the Exchange Offer for the purpose of distributing the Exchange Securities, and has made representations to the Company to that effect) to transfer such Exchange Securities from and after their receipt without any limitations or restrictions under the Securities Act and under state securities or blue sky laws.

(b)                                 In connection with the Exchange Offer, the Company and the Guarantors shall

(i)                                     mail as promptly as practicable after the Exchange Offer Registration Statement has been declared effective under the Securities Act to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

(ii)                                  keep the Exchange Offer open for acceptance for a period of not less than 20 Business Days after the date notice thereof is mailed to the Holders (or longer if required by applicable law) (such period referred to herein as the “Exchange Period”);

(iii)                               permit Holders to withdraw tendered Transfer Restricted Securities at any time prior to 5:00 p.m. (Eastern Standard Time), on the last business day of the Exchange Period, by sending to the institution specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Transfer Restricted Securities delivered for exchange, and a statement that such Holder is withdrawing such Holder’s election to have such Transfer Restricted Securities exchanged;

(iv)                              notify each Holder that any Transfer Restricted Security not tendered will remain outstanding and continue to accrue interest (other than Additional Interest), but will not retain any rights under this Agreement (except in the case of the Initial Purchasers and Broker-Dealers as provided herein); and

(v)                                 otherwise comply in all respects with all applicable laws relating to the Exchange Offer.

(c)                                  Interest on each Exchange Security will accrue from the last date on which interest was paid on the Transfer Restricted Securities surrendered in exchange therefor or, if no interest has been paid on the Transfer Restricted Securities, from the date of original issuance. The Exchange Offer shall not be subject to any conditions, other than (i) that the Exchange Offer, or the making of any exchange by a Holder, does not violate applicable law or any applicable interpretation of the staff of the Commission, (ii) the due tendering of Transfer Restricted Securities shall be in accordance with the Exchange Offer, (iii) that each Holder of Transfer Restricted Securities exchanged in the Exchange Offer shall have represented that (A) all Exchange Securities to be received by it shall be acquired in the ordinary course of its business, (B) that at the time of the consummation of the Exchange Offer, it has no arrangement or understanding with any person to participate in the distribution (within the meaning of Rule 405 under the Securities Act) of the Exchange Securities, (C) it is not an “affiliate” (as defined in Rule 405 under the Securities Act) of the Company or any Guarantor, (D) if such Holder is a broker dealer that will receive Exchange Securities for its own account in exchange for Transfer Restricted Securities that were acquired as a result of market making or other trading activities, such Holder will comply with the prospectus delivery requirements of the Securities Act, to the extent applicable, in connection with any resale of the Exchange Securities and (E) shall have made such other representations as may be reasonably necessary under applicable Commission rules, regulations or interpretations to render the use of Form S-4 or other appropriate form under the Securities Act available and (iv) that no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the Company’s and the Guarantors’ judgment, would reasonably be expected to impair the ability of the Company and the Guarantors to proceed with the Exchange Offer.

(d)                                 The Company shall indicate in a “Plan of Distribution” section contained in the Prospectus forming a part of the Exchange Offer Registration Statement that any Broker-Dealer who holds Initial Securities that are Transfer Restricted Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company), may exchange such Initial Securities pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Securities received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement.  Such “Plan of Distribution” section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of Initial Securities held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.

The Company and each of the Guarantors shall use their reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of this Section 6(d) to the extent necessary to ensure that it is available for resales of Initial Securities acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on the earlier of (i) 90 days from the date on which the Exchange Offer Registration Statement is declared effective and (ii) the date on which a Broker-Dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

The Company shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such 90-day (or shorter as provided in the foregoing sentence) period in order to facilitate such resales.

(e)                                  The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws.  No securities other than the Exchange Securities shall be included in the Exchange Offer Registration Statement.

SECTION 4.                                      Shelf Registration.

(a)                                 If, because of any changes in law, Commission rules or regulations or applicable interpretations thereof by the staff of the Commission (after  the procedures set forth in Section 6(a)(i) have been complied with), the Company and the Guarantors are not permitted to effect the Exchange Offer as contemplated by Section 3 hereof, (ii) if for any other reason the Exchange Offer is not consummated on or before December 31, 2013 or (iii) any Holder of Transfer Restricted Securities notifies the Company prior to the 20th Business Day following consummation of the Exchange Offer that (A) such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, (B) such Holder may not resell the

Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer is not appropriate or available for such resales by such Holder or (C) such Holder (including the Initial Purchasers) is a Broker-Dealer and holds Initial Securities acquired directly from the Company or one of its affiliates, then upon such Holder’s request:

(i)                                     The Company and Guarantors will, as promptly as practicable, file with the Commission on the appropriate form under the Securities Act, and thereafter shall use their commercially reasonable efforts to cause to be declared effective, a shelf registration statement filed pursuant to Rule 415 under the Securities Act, which may be an amendment to the Exchange Offer Registration Statement (a “Shelf Registration Statement”) relating to the offer and sale of the Transfer Restricted Securities the Holders of which have provided the information required pursuant to Section 4(c) hereof and shall cause such shelf registration statement to comply as to form in all material respects with the requirements of the applicable form.

(ii)                                  The Company and Guarantors will use their commercially reasonable efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders until the earliest of (i) one year from the effective date of the Shelf Registration Statement and (ii) the date on which all Transfer Restricted Securities covered by the Shelf Registration Statement have been sold as contemplated in the Shelf Registration Statement;  provided, however, that in no event shall the Company or the Guarantors required to keep the Shelf Registration Statement continuously effective for any period beyond the second anniversary of the Closing Date.

(b)                                 The Company and the Guarantors shall use their commercially reasonable efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Transfer Restricted Securities by Holders entitled to the benefit of this Section 4(b), and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time.

(c)                                  Provision by Holders of Certain Information in Connection with the Shelf Registration Statement.  No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 Business Days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein.  Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION 5.                                      Interest.

(a)                                 If (i) the Exchange Offer is not consummated or a Shelf Registration Statement is not declared effective, in either case, on or prior to December 31, 2013 or (ii) if a Shelf Registration Statement is declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded immediately by a post-effective amendment to such Shelf Registration Statement that cures such failure and that is itself immediately declared effective (either such event, a “Registration Default”) the Company hereby agrees that the interest rate borne by the Transfer Restricted Securities shall be increased (“Additional Interest”) by one-quarter of one percent (0.25%) per annum upon the occurrence of any Registration Default, which rate will increase by one quarter of one percent (0.25%) each subsequent 90-day period that such Additional Interest continues to accrue under any such Registration Default, provided that the maximum aggregate increase in the interest rate will in no event exceed one percent (1%) per annum in the aggregate.  Any amounts of Additional Interest due pursuant to this Section 5 shall be paid in cash on the relevant Interest Payment Date to Holders of record of Transfer Restricted Securities on the relevant regular record date.  As of the earlier of (x) the cure of all Registration Defaults relating to any particular Transfer Restricted Securities and (y) the particular Transfer Restricted Securities having ceased to be Transfer Restricted Securities, the accrual of Additional Interest will cease and the interest rate born by such Transfer Restricted Securities will revert to the original rate.  Additional Interest will accrue and be payable only with respect to a single Registration Default at any given time, notwithstanding the fact that multiple Registration Defaults may exist at such time.  The accrual of Additional Interest shall be the sole and exclusive remedy available to Holders of Transfer Restricted Securities for any Registration Default, and a Registration Default shall not constitute a default under the Indenture.

(b)                                 All obligations of the Company and the Guarantors set forth in this Section 5 that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

SECTION 6.                                      Registration Procedures.

(a)                                 Exchange Offer Registration Statement.  In connection with the Exchange Offer, the Company and the Guarantors shall comply with all of the applicable provisions of Section 6(c) hereof, shall use their commercially reasonable efforts to effect such exchange to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

(i)                                     If in the reasonable opinion of counsel to the Company and the Guarantors there is a question as to whether the Exchange Offer is permitted by applicable law, each of the Company and the Guarantors hereby agrees to seek a no-action letter or other favorable decision from the Commission allowing the Company and the Guarantors to Consummate an Exchange Offer for such Initial Securities.  The Company and each of the Guarantors hereby agrees to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy.  The Company and each of the Guarantors hereby agrees, however, to (A) participate in telephonic conferences with the Commission, (B) deliver to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursue a favorable resolution by the Commission staff of such submission.

(ii)                                  As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company, prior to the Consummation thereof, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Securities to be issued in the Exchange Offer and (C) it is acquiring the Exchange Securities in its ordinary course of business.  In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Company’s preparations for the Exchange Offer.  Each Holder will be required to acknowledge and agree that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (which may include any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Securities obtained by such Holder in exchange for Initial Securities acquired by such Holder directly from the Company.

(b)                                 Shelf Registration Statement.  In connection with the Shelf Registration Statement, the Company and each of the Guarantors shall comply with all the provisions of Section 6(c) hereof and shall use commercially reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company and each of the Guarantors will as promptly as practicable prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof.

(c)                                  General Provisions.  In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Transfer Restricted Securities by Broker-Dealers), the Company and each of the Guarantors shall:

(i)                                     use its commercially reasonable efforts to keep such Registration Statement continuously effective for the period specified in Section 3 or 4, as applicable, and provide all requisite financial statements during such period (including, if required by the Securities Act or any regulation thereunder, financial statements of the Guarantors, as applicable); upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company and the Guarantors shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its commercially reasonable efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

(ii)                                  prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold or otherwise cease to be Transfer Restricted Securities; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(iii)                               advise the underwriter(s), if any, and selling Holders named in any Shelf Registration Statement promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading.  If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or blue sky laws, the Company and each of the Guarantors shall use its commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(iv)                              furnish without charge to each of the Initial Purchasers, each selling Holder named in any Registration Statement, and each of the underwriter(s), if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the reasonable review and comment of such Holders and underwriter(s) in connection with such sale, if any, for a period of at least five Business Days, and the Company and the Guarantors will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which an Initial Purchaser of Transfer Restricted Securities covered by such Registration Statement or the underwriter(s), if any, shall reasonably object in writing within five Business Days after the receipt thereof (such objection to be deemed timely made upon confirmation of telecopy transmission within such period).  The objection of an Initial Purchaser or underwriter, if any, shall be deemed to be reasonable if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission.  This clause (iv) will not apply to any filing by the Company or the Guarantors of any annual report on Form 10-K, quarterly report on Form 10-Q or Current Report on Form 8-K with respect to matters unrelated to the Transfer Restricted Securities and the offering thereof or exchange therefor;

(v)                                 in connection with an effective Shelf Registration Statement, promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to the Initial Purchasers, each selling Holder named in any Registration Statement, and to the underwriter(s) if any, make the Company’s and the Guarantors’ representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof, to the extent necessary or advisable in order to ensure compliance with the Securities Act, as such selling Holders or underwriter(s), if any, reasonably may request;

(vi)                              in the case of a Shelf Registration Statement, make available at reasonable times for inspection by the Initial Purchasers, the managing underwriter(s), if any, participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by such Initial Purchasers or any of the underwriter(s), all financial and other records, pertinent corporate or limited liability company documents, as applicable, and properties of the Company and each of the Guarantors and cause the Company’s and the Guarantors’ officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness and to participate in meetings with investors to the extent reasonably requested by the managing underwriter(s), if any;

(vii)                           if requested by any selling Holder named in a Shelf Registration Statement or the underwriter(s), if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(viii)                        use commercially reasonable efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Securities covered thereby or the underwriter(s), if any;

(ix)                              in the case of a Shelf Registration Statement, furnish to each Initial Purchaser, each selling Holder and each of the underwriter(s), if any, without charge, at least one copy of the Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto, including financial statements and schedules, all documents incorporated by reference therein (upon request) and all exhibits (including exhibits incorporated therein by reference), which requirements shall be deemed satisfied through the filing with the Commission on EDGAR;

(x)                                 deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company and each of the Guarantors hereby consent to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

(xi)                              to the extent the offering is an Underwritten Registration, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in Underwritten Registrations of debt securities similar to the Initial Securities, as may be appropriate under the circumstances), and make such customary representations and warranties, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Registration Statement contemplated by this Agreement, all to such extent as may be reasonably requested by any Initial Purchaser or by any Holder of Transfer Restricted Securities or underwriter in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement; and whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, the Company and each of the Guarantors shall:

(A)                               furnish to each Initial Purchaser, each selling Holder and each underwriter, if any, in such substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon Consummation of the Exchange Offer or, if applicable, the effectiveness of the Shelf Registration Statement:

(1)                                 a certificate, dated the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, signed by (y) the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Senior Vice President or Vice President and (z) a principal financial or accounting officer of the Company and each of the Guarantors, confirming, as of the date thereof, the matters set forth in Section 5(e) of the Purchase Agreement and such other matters as such parties may reasonably request;

(2)                                 an opinion, dated the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel for the Company and the Guarantors, covering the matters set forth in Section 5(c) of the Purchase Agreement; and

(3)                                 a customary comfort letter, dated the date of effectiveness of the Shelf Registration Statement, from the independent accountants of the Company (or its successor or assignee), in the customary form and covering matters of the type customarily requested to be covered in comfort letters by underwriters in connection with primary underwritten offerings, and covering or affirming matters similar to those set forth in the comfort letters delivered pursuant to Section 5(a) of the Purchase Agreement, without exception;

(B)                               set forth in full or incorporate by reference in the underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

(C)                               deliver such other documents and certificates as may be reasonably requested by the Initial Purchasers, the underwriters, if any, and the Holders of a majority in aggregate principal amount of the Initial Securities to evidence compliance with Section 6(c)(xi)(A) hereof and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company or any of the Guarantors pursuant to this Section 6(c)(xi), if any.

If at any time the representations and warranties of the Company and the Guarantors contemplated in Section 6(c)(xi)(A)(1) hereof cease to be true and correct, the Company or the Guarantors shall so advise the Initial Purchasers and the underwriter(s), if any, and each selling Holder promptly;

(xii)                           prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the state securities or blue sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that none of the Company or the Guarantors shall be required to register or qualify as a foreign entity where it is not then so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not then so subject;

(xiii)                        shall issue, upon the request of any Holder of Initial Securities covered by the Shelf Registration Statement, Exchange Securities having an aggregate principal amount equal to the aggregate principal amount of Initial Securities surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such Exchange Securities to be registered in the name of such Holder or in the name of the purchaser(s) of such Securities, as the case may be; in return, the Initial Securities held by such Holder shall be surrendered to the Company for cancellation;

(xiv)                       in the case of a Shelf Registration Statement, cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to any sale of Transfer Restricted Securities made by such Holders or underwriter(s);

(xv)                          use its commercially reasonable efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in Section 6(c)(xii) hereof;

(xvi)                       if any fact or event contemplated by Section 6(c)(iii)(D) hereof shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading;

(xvii)                    provide a CUSIP number for all Securities not later than the effective date of the Registration Statement covering such Securities and cause such CUSIP numbers to be the same CUSIP number applicable to the Existing Notes where permitted by The Depository Trust Company, the Trustee and applicable law, and provide the Trustee under the Indenture with printed certificates for such Securities which are in a form eligible for deposit with The Depository Trust Company and take all other action necessary to ensure that all such Securities are eligible for deposit with The Depository Trust Company;

(xviii)                 cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter” as defined within the rules and the regulations of FINRA) that is required to be retained in accordance with the rules and regulations of FINRA;

(xix)                       otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 under the Securities Act (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Registration Statement;

(xx)                          cause the Indenture to be qualified under the Trust Indenture Act not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Securities to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and to execute and use its commercially reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner;

(xxi)                       cause all Securities covered by the Registration Statement to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed if requested by the Holders of a majority in aggregate principal amount of Initial Securities or the managing underwriter(s), if any; and

(xxii)                    provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act, which requirement shall be deemed satisfied upon filing with the Commission on EDGAR.

Notwithstanding the foregoing, the Company may suspend the offering and sale under the Shelf Registration Statement (the “Suspension Period”) for a period or periods if (i) the board of directors of the Company reasonably determines that the continued use of such Shelf Registration Statement would (A) require the Company to make a public disclosure of material non-public information, which disclosure in the good faith judgment of such board or entity (1) would be required to be made in such Shelf Registration Statement so that such Shelf Registration Statement would not be materially misleading and (2) would not be required to be made at such time but for the continued use of such Shelf Registration Statement or (B) would, in the good faith judgment of such board or entity be expected to have a material adverse effect on the Company or their business or on the Company’s ability to effect a planned or proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction and (ii) the Company notifies the underwriters, if any, and the Holders of Transfer Restricted Securities within five days after such board or entity makes the relevant determination set forth in clause (i); provided, that the period or periods under clause (i) shall not exceed, in the aggregate, 45 days in any twelve month period during which the Shelf Registration Statement is required to be effective.

Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof, or until it is advised in writing (the “Advice”) by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus.  If so directed by the Company, each Holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice.  In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) hereof or notice of any Suspension Period to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof or shall have received the Advice; provided, however, that no such extension shall be taken into account in determining whether Additional Interest is due pursuant to Section 5 hereof or the amount of such Additional Interest, it being agreed that the Company’s option to suspend use of a Registration Statement pursuant to this paragraph shall be treated as a Registration Default for purposes of Section 5 hereof.

SECTION 7.                                      Registration Expenses.

(a)                                 All expenses incident to the Company’s and the Guarantors’ performance of or compliance with this Agreement will be borne by the Company and the Guarantors, jointly and severally, regardless of whether a Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees and expenses (including filings made by any Initial Purchaser or Holder with FINRA (and, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel that may be required by the rules and regulations of FINRA)); (ii) all fees and expenses of compliance with federal securities and state securities or blue sky laws; (iii) all expenses of printing (including printing certificates for the Exchange Securities to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company, the Guarantors and, subject to Section 7(b) hereof, the Holders of Transfer Restricted Securities; (v) all application and filing fees in connection with listing the Exchange Securities on a securities exchange or automated quotation system pursuant to the requirements thereof; and (vi) all fees and disbursements of independent certified public accountants of the Company and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).

The Company and each of the Guarantors will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or the Guarantors.

(b)                                 In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company and the Guarantors, jointly and severally, will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities being tendered in the Exchange Offer and/or resold pursuant to the “Plan of Distribution” contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel for the Holders of the Transfer Restricted Securities and the Initial Purchasers, who shall be Winston & Strawn LLP or such other counsel as may be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

SECTION 8.                                      Indemnification.

(a)                                 The Company and the Guarantors, jointly and severally, agrees to indemnify and hold harmless (i) each Holder and (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Holder (any of the Persons referred to in this clause (ii) being hereinafter referred to as a “controlling person”); (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person; and (iv) each Broker-Dealer (any Person referred to in clause (i), (ii), (iii) or (iv) may hereinafter be referred to as an “Indemnified Holder”), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including, without limitation, and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing, settling, compromising, paying or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Holder), joint or several, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Company by any of the Holders expressly for use therein.  This indemnity agreement shall be in addition to any liability which the Company or any of the Guarantors may otherwise have.

In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Company or the Guarantors, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Company and the Guarantors in writing; provided, however, that the failure to give such notice shall not relieve any of the Company or the Guarantors of their obligations pursuant to this Agreement.  Such Indemnified Holder shall have the right to employ not more than one counsel of its own choosing in any such action and the reasonable and documented fees and expenses of such counsel shall be paid, as incurred, by the Company and the Guarantors (regardless of whether it is ultimately determined that an Indemnified Holder is not entitled to indemnification hereunder).  The Company and the Guarantors shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such Indemnified Holders, which firm shall be designated by the Holders unless (i) the Company and the Guarantors and the Indemnified Holder shall have mutually agreed to the contrary or (ii) the defendants in any such action include both the Indemnified Holder and the Company and/or the Guarantors and the Indemnified Holder shall have reasonably concluded upon the advice of counsel that a conflict may arise between the positions of the Company and the Guarantors, on the one hand, and the Indemnified Holder, on the other hand, in conducting the defense of any such action or that there may be legal defenses available to the Indemnified Holder which are different from or additional to those available to the Company and/or the Guarantors.  The Company and the Guarantors shall be liable for any settlement of any such action or proceeding effected with the Company’s and the Guarantors’ prior written consent, which consent shall not be withheld unreasonably, and the Company and each of the Guarantors agrees to indemnify and hold harmless any Indemnified Holder from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Company and the Guarantors.  The Company and the Guarantors shall not, without the prior written consent of each Indemnified Holder, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Holder is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding and does not include any statement as to or admission of fault, culpability or a failure to act by or on behalf of any Indemnified Holder.

(b)                                 Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantors and the other selling Holders and their respective directors, officers of the Company and the Guarantors who sign a Registration Statement, and any Person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company or any of the Guarantors, and the respective officers, directors, partners, employees, representatives and agents of each such Person, to the same extent as the foregoing indemnity from the Company and the Guarantors to each of the Indemnified Holders, but only with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement.  In case any action or proceeding shall be brought against the Company, the Guarantors or their respective directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Transfer Restricted Securities, such Holder shall have the rights and duties given the Company and the Guarantors, and the Company, the Guarantors, their respective directors and officers and such controlling person shall have the rights and duties given to each Holder by the preceding paragraph.

(c)                                  If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or (b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities, judgments, actions or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Holders, on the other hand, from the Initial Placement (which in the case of the Company and the Guarantors shall be deemed to be equal to the total net proceeds (before deducting expenses) to the Company and the Guarantors from the Initial Placement), the amount of Additional Interest which did not become payable as a result of the filing of the Registration Statement resulting in such losses, claims, damages, liabilities, judgments actions or expenses, and such Registration Statement, or if such allocation is not permitted by applicable law, the relative fault of the Company and the Guarantors, on the one hand, and the Holders, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative fault of the Company and the Guarantors on the one hand and of the Indemnified Holder on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any of the Guarantors, on the one hand, or the Indemnified Holders, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(a) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company, the Guarantors and each Holder of Transfer Restricted Securities agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8, none of the Holders (and its related Indemnified Holders) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total discount received by such Holder with respect to the Initial Securities exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  The Holders’ obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of Initial Securities held by each of the Holders hereunder and not joint.

SECTION 9.                                      Rule 144A.  The Company hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and for so long as the Company is subject to Section 13 of the Exchange Act, to file on a timely basis, with the Commission all reports and documents required to be filed under Section 13 of the Exchange Act.  The Company and each of the Guarantors hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and at any time when the Company is not subject to Section 13 or 15 of the Exchange Act, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A under the Securities Act.

SECTION 10.                               Participation in Underwritten Registrations.  No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder’s Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

SECTION 11.                               Selection of Underwriters.  The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering.  In any such Underwritten Offering, the investment banker(s) and managing underwriter(s) that will administer such offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided, however, that such investment banker(s) and managing underwriter(s) must be reasonably satisfactory to the Company.

SECTION 12.                               Miscellaneous.

(a)                                 Remedies.  The Company and each of the Guarantors hereby agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b)                                 No Inconsistent Agreements.  The Company and each of the Guarantors will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.  Other than (i) the Registration Rights Agreement, dated October 29, 2004, among OfficeMax Incorporated (f/k/a Boise Cascade Corporation), Forest Products Holdings, L.L.C., and Boise Cascade Company (f/k/a Boise Cascade Holdings, L.L.C.), (ii) the Registration Rights Agreement, dated October 22, 2012, among the Company, the guarantors party thereto and the initial purchasers named therein and (iii) the Registration Rights Agreement, dated February 8, 2013, between the Company and Boise Cascade Holdings, L.L.C. , neither the Company nor any of the Guarantors has previously entered into any agreement granting any registration rights with respect to its securities to any Person.  The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s or any of the Guarantors’ securities under any agreement in effect on the date hereof.

(c)                                  Adjustments Affecting the Securities.  The Company and the Guarantors will not take any action, or permit any change to occur, with respect to the Securities that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

(d)                                 Amendments and Waivers.  The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has (i) in the case of Section 5 hereof and this Section 12(d)(i), obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding any Transfer Restricted Securities held by the Company or their Affiliates).  Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being tendered or registered; provided, however, that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of each such Initial Purchaser with respect to which such amendment, qualification, supplement, waiver, consent or departure is to be effective.

(e)                                  Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

(i)                               if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

(ii)                            If to the Company or the Guarantors:

Boise Cascade Company

1111 West Jefferson Street, Suite 300

Facsimile: (208) 384-6566

Attention: Chief Financial Officer

with a copy to:

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, Illinois 60654

Facsimile: (312) 862-2200
Attention: Carol Anne Huff

All such notices and communications shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

(f)                                   Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

(g)                                  Counterparts.  This Agreement may be executed in any number of counterparts (including by facsimile or other method of electronic transmission) and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h)                                 Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i)                                     Governing Law.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE

STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES THEREOF.

(j)                                    Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(k)                                 Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BOISE CASCADE COMPANY

By:	/s/ Wayne M. Rancourt
	Name:	Wayne M. Rancourt
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

THE GUARANTORS:

BC CHILE INVESTMENT CORPORATION
BOISE CASCADE BUILDING MATERIALS DISTRIBUTION, L.L.C.
BOISE CASCADE WOOD PRODUCTS, L.L.C.
BOISE CASCADE WOOD PRODUCTS HOLDINGS CORP.
STACK ROCK CAPITAL, L.L.C.

By:	/s/ Wayne M. Rancourt
	Name:	Wayne M. Rancourt
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

WELLS FARGO SECURITIES, LLC
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
J.P. MORGAN SECURITIES LLC
U.S. BANCORP INVESTMENTS INC.

By:	Wells Fargo Securities, LLC

By:	/s/ Walter W. Kruger III
	Name:	Walter W. Kruger III
	Title:	Vice President